                                                                    EXHIBIT 99.7


                          FORM 8-K. -- CURRENT REPORT

                                    FORM 8-K

                   OFFICE OF THE COMPTROLLER OF THE CURRENCY
                             Washington, D.C. 20919


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) January 17, 1996
                                                  ----------------


                            RIVERSIDE NATIONAL BANK
                            -----------------------
             (Exact name of registrant as specified in its charter)


                                   95-2312456
                                   ----------
                       (IRS Employer Identification No.)


                3484 Central Avenue, Riverside, California 92506
                ------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (909) 276-8800
                                 --------------
                  Bank's telephone number, including area code

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ITEM 5.  OTHER EVENTS
-------  ------------

On January 17, 1996, Riverside National Bank's Board of Directors approved a $0.12 per share cash dividend. The cash dividend will be paid to shareholders of record on February 1, 1996, the record date in connection with said dividend, and will be issued on or about February 15, 1996.



                     (See Resolution attached as Exhibit A)





                                  SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



RIVERSIDE NATIONAL BANK




By:   /s/ Emanuel King
     ---------------------------
     Emanuel King
     Vice President & Cashier



Dated: January 18, 1996

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                                   RESOLUTION
                                 CASH DIVIDEND
                                  "EXHIBIT A"


     WHEREAS, the authorized capital stock of Riverside National Bank, (the "Bank") is 2,700,000 shares of common stock $1.25 par value, and there are presently 2,119,489 shares of the Bank's common stock issued and outstanding;

     WHEREAS, the Bank has sufficient capital stock surplus and undivided profits to declare a cash dividend in the amount of $0.12 per share on its outstanding common stock and any increases in the outstanding shares of common stock due to the exercise of outstanding employee stock options between this date and February 1, 1996 consistent with the requirements of federal law;

     WHEREAS, the Board of Directors deems it to be in the best interest of the Bank and its shareholders to pay a cash dividend of $0.12 per share;

     NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Bank declares a cash dividend of $0.12 per share on its outstanding shares of common stock, comprising a distribution in an aggregate amount of $254,338.68 plus an additional amount, if any, which will result in the increase in the number of shares outstanding between this date and the record date by virtue of exercise of outstanding employee stock options, payable to shareholders of record at the close of business on February 1, 1996, and payable on February 15, 1996;

     AND, BE IT FURTHER RESOLVED, that the officers of the Bank and they hereby are authorized and directed to transmit notice of said dividend to the National Association of Securities Dealers, Inc. pursuant to Rule 10b-17 promulgated by the Securities and Exchange Commission, and to take such further action as they may deem necessary or appropriate to further the purposes of these Resolutions and including, but not limited to, the issuances of press releases of said dividends.

                            SECRETARY'S CERTIFICATE
                            -----------------------
     I, Emanuel King, Corporate Secretary of Riverside National Bank, do hereby certify the foregoing Resolution, Cash Dividend, Exhibit A, is a full, true and correct copy of a Resolution duly adopted by the Board of Directors of said Corporation on January 17, 1996.

     WITNESS my hand and the seal of said Corporation, this 17th day of January, 1996.


(Seal)                                   /s/ Emanuel King
                                        -----------------------------
                                        Emanuel King
                                        Vice President & Cashier